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                                   Exhibit No. 99.2

FOR IMMEDIATE RELEASE                                 DOUGLAS L. LOWELL
                                                      Corporate Relations

                           TRIMARK HOLDINGS, INC. ANNOUNCES

                              STOCK BUYBACK AUTHORIZATION

             BOARD OF DIRECTORS AUTHORIZES $1,500,000 TO REACQUIRE COMMON

                                        STOCK

    February 21, 1997, Los Angeles. . . Trimark Holdings, Inc. (TMRK - NASDAQ/NNM) announced today that its Board of Directors has authorized management to spend up to $1,500,000, $750,000 per fiscal year, to purchase shares of Trimark common stock in the open market or through privately negotiated transactions. Any shares so purchased are intended to be used for general corporate purposes.
    Trimark Holdings, Inc. is a broad-based entertainment company which acquires, produces and distributes motion pictures domestically and internationally under the Trimark Pictures banner; licenses to the broadcast industry under the Trimark Television moniker; to the domestic home video market under the Vidmark Entertainment label; and to the interactive market under the Trimark Interactive banner.
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